Exhibit 99.1

Atlas Technical Consultants Reports Fourth Quarter 2021 Results

-	Record Quarter with Revenues and Adjusted EBITDA Increasing 15.5% and 33.9% Year over Year, respectively -

-	Record $808 Million Backlog Fueled by Major Infrastructure and Environmental Contract Awards -

-	Positioned for Revenue and Profitability Growth in 2022 from Major Project Wins, Strong Market Tailwinds, and a Robust M&A Pipeline -

Austin, TX (March 15, 2022) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Highlights:

(all comparisons versus the prior-year period unless otherwise noted)

●	Gross revenue grew 15.5% to $145.2 million, driven by the cross-selling of services and contributions from acquisitions.

●	Net revenue(1) rose 12.5% to $114.1 million.

●	Net loss attributable to Class A common shares was $7.4 million. The loss included $6.1 million of pre-tax non-cash fair value adjustments, real estate optimization charges and other non-recurring expenses.

●	Adjusted net income(2) attributable to Class A common shareholders was $2.1 million, or $0.06 per Class A share, which excludes $6.1 million in pretax costs noted above and amortization of intangible assets of $4.3 million, compared to a net loss of $2.1 million, or $0.23 per Class A share in the prior year quarter.

●	Adjusted EBITDA(3) increased 34% to $20.7 million, and represented 18% of net revenue, driven by higher revenues, improved pricing, and strong operational execution.

●	Backlog increased to a new record high at $808 million, up 29% driven by accelerating momentum in infrastructure and environmental markets.

●	Record operating cash flow of $26.9 million

“Our fourth quarter was a strong finish to a very successful year for Atlas. We continued to deliver strong growth and execution, driving record levels of quarterly revenue, adjusted EBITDA, cash flow from operations, and backlog,” said L. Joe Boyer, Atlas’ Chief Executive Officer.

“I am especially proud of our ability to continue growing backlog to record levels which evidences the high demand for our services and our clients’ recognition of the quality solutions our employees deliver every day. We achieved record quarterly revenues, and backlog growth across all services,” continued Boyer. “Importantly, the total value of 2021 contract awards exceeding $5 million is up 70% over 2020 and represents roughly 20% of our backlog. This shows the success we have had in executing our strategy to cross-utilize technical resources to win larger, low risk projects and programs, which ultimately improve our visibility into future revenue and cash flow. End-market demand remains healthy, and we expect a significant increase in opportunities as projects to be funded by the new $1.2 trillion Federal Infrastructure Investment and Jobs Act begin to materialize in late 2022.”

“Additionally, we announced today the strategic acquisition of TranSmart which offers technology-driven engineering solutions with a focus on intelligent transportation systems. This accretive acquisition strengthens our transportation service offerings, increases the value we bring to our clients and provides a vehicle to cross-sell these services to our national customer base. Going forward, we expect to continue our growth strategy through a combination of organic growth and acquisitions that enhance our service offerings and provide rich cross-selling opportunities. With record backlog, a robust M&A pipeline, and strong industry fundamentals, we are poised for another record year in 2022 and are confident that we are positioned to drive long-term value for our stakeholders.”

Fourth Quarter 2021 Financial Performance

Gross revenue in fourth quarter 2021 was $145.2 million, an increase of $19.5 million, or 15.5% compared to the prior year period. Gross revenue growth was driven by our continued efforts to drive cross-selling of services in our core businesses, solid end-market fundamentals, improved pricing, and contribution from acquisitions. Net revenue in fourth quarter 2021 was $114.1 million, an increase of $12.6 million, or 12.5% compared to the prior year period.

Operating income was $5.0 million, compared to $0.2 million in the prior year quarter. Operating margin on gross and net revenue was 3.5% and 4.4%, up meaningfully from 0.1% and 0.2% in the prior year quarter, driven by strong revenue growth and cost management initiatives.

Net loss attributable to Class A common shareholders was $7.4 million, compared to a loss of $3.4 million in the prior year quarter. Adjusted net income attributable to Class A common shareholders was $2.1 million, or $0.06 per Class A share, compared to a net loss of $2.1 million, or $0.23 per Class A share in the prior year quarter. Adjusted net income attributable to Class A common shareholders excludes $3.1 million of pre-tax expenses related to real estate footprint optimization and other non-recurring charges, $3.0 million non-cash fair value adjustment of contingent consideration related to outperforming acquisitions and noncash adjustments of $4.3 million for the amortization of intangible assets.

Adjusted EBITDA was $20.7 million, an increase of $5.2 million, or 33.9% compared to the prior year period.

Backlog was $808 million, up 29% compared to the prior year period, driven by key infrastructure and environmental contract awards. Notification of pending contract awards remained robust at nearly $125 million.

Operating cash flow was a record $26.9 million in the quarter driven by improved working capital management.

Balance Sheet Update

Net leverage (4) at December 31, 2021 was 5.9x, down from 6.4x at October 1, 2021, and the revolving line of credit was fully paid down at the end of the period.

“In addition to our commitment to drive growth, we also remain committed to optimizing our capital structure by generating cash flow from operations, refinancings, and deleveraging M&A transactions with the long term goal of less than 3.0x net leverage, ” said David Quinn, Atlas’ Chief Financial Officer.

Full Year 2022 Outlook

●	Gross revenue is anticipated to be in a range of $580 million to $620 million, compared to $538.8 million in 2021.

●	Adjusted 2022 EBITDA is expected to be in a range of $84 million to $90 million, compared to $73.2 million in 2021.

●	Revenue and Adjusted EBITDA outlook reflects the strength of our backlog, current visibility on the timing of work and the contribution from acquisitions.

(1)	Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.

(2)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.

(3)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

(4)	Net leverage calculated as (debt –cash) / LTM Adj. EBITDA including pro forma impact from acquisitions.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, March 15, 2022, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review fourth quarter 2021 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of Infrastructure and Environmental Solutions. We partner with our clients to improve performance and extend lifecycle of built and natural infrastructure assets stressed by climate, health, and economic impacts. With 3,600+ employees nationwide, Atlas brings deep technical expertise to public- and private-sector clients, integrating services across four primary disciplines: Environmental; Testing, Inspection and Certification; Engineering & Design; and Program, Construction, and Quality Management. To learn more about Atlas innovations for transportation, commercial, water, government, education, and industrial markets, visit https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2021, particularly the “Risk Factors” section of such report and the factors described below: (1) the risks associated with cyclical demand for our services and vulnerability to industry, regional and national downturns; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, costs related to the acquisitions, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) unfavorable conditions or further disruptions in the capital and credit markets; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, net revenue, adjusted net income and adjusted earnings per Class A share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses, and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average of Class A shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS

Amounts in thousands, except per share data

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and equivalents	$10,697	$14,062
Accounts receivable, net	105,362	99,822
Unbilled receivables, net	45,924	38,350
Prepaid expenses	5,061	5,874
Other current assets	4,039	4,557
Total current assets	171,083	162,665
Property and equipment, net	13,757	14,134
Intangible assets, net	107,314	86,008
Goodwill	124,348	109,001
Other long-term assets	4,015	4,254
TOTAL ASSETS	$420,517	$376,062

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS' DEFICIT
Current liabilities:
Trade accounts payable	$42,521	$28,456
Accrued liabilities	17,124	15,011
Current maturities of long-term debt	3,606	14,050
Other current liabilities	26,489	12,036
Total current liabilities	89,740	69,553
Long-term debt, net of current maturities and loan costs	462,193	264,970
Other long-term liabilities	20,074	24,296
Total liabilities	572,007	358,819

COMMITMENTS AND CONTINGENCIES (NOTE 13)

Redeemable preferred stock	-	151,391
Class A common stock, $.0001 par value, 400,000,000 shares authorized, 33,645,212 and 12,841,584 shares issued and outstanding at December 31, 2021 and 2020, respectively	3	1
Class B common stock, $.0001 par value, 100,000,000 shares authorized, 3,328,101 and 22,438,828 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	2
Additional paid in capital	(102,692)	(37,382)
Non-controlling interest	(20,210)	(90,566)
Retained deficit	(28,591)	(6,203)
Total shareholders' equity	(151,490)	(134,148)

TOTAL LIABILITIES, REDEEMABLE PREFEERED STOCK AND SHAREHOLDERS' DEFICIT	$420,517	$376,062

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF OPERATIONS
Amounts in thousands, except per share data

	Three months ended,		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Revenues	$145,249	$125,714	$538,799	$468,217
Cost of revenues	(78,447)	(65,874)	(284,002)	(245,714)
Operating expenses	(61,757)	(59,681)	(227,161)	(224,759)
Operating income/(loss)	5,045	159	27,636	(2,256)
Interest expense	(10,767)	(6,324)	(54,817)	(24,673)
(Loss) income before income taxes	(5,722)	(6,165)	(27,181)	(26,929)
Income tax expense	(1,883)	(718)	(2,524)	(718)
Net (loss) income	(7,605)	(6,883)	(29,705)	(27,647)
Provision for non-controlling interest	197	8,414	13,216	16,558
Redeemable preferred stock dividends	0	(4,884)	(5,899)	(16,161)
Net (loss) attributable to Class A common stock shareholders/members	$(7,408)	$(3,353)	$(22,388)	$(27,250)

(Loss) Per Class A Common Share	$(0.22)	$(0.37)	$(0.81)	$(0.93)

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF CASH FLOWS

Amounts in thousands

	For the quarter ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Cash flows from operating activities:
Net (loss) income	$(7,605)	$(6,883)	$(29,705)	$(27,647)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,208	10,587	23,679	26,057
Equity-based compensation expense	1,173	380	3,627	10,795
Interest expense, paid in kind	856	-	6,392	-
(Gain) loss on sale of property and equipment	(53)	21	(21)	39
Write-off of deferred financing costs related to debt extinguishment	-	-	15,197	1,712
Amortization of deferred financing costs	320	768	1,248	2,508
Provision for bad debts	439	(474)	36	607

Changes in assets & liabilities:	-	-
(Increase) decrease in accounts receivable and unbilled receivable	4,340	5,778	(2,629)	3,519
Decrease (increase) in prepaid expenses	107	(254)	(1,523)	(45)
Decrease (increase) in other current assets	(1,908)	(2,120)	(187)	(3,745)
Increase (decrease) in trade accounts payable	10,956	1,750	13,261	(4,603)
(Decrease) increase in accrued liabilities	6,966	769	(3,320)	5,127
(Decrease) increase in other current and long-term liabilities	3,545	(3,777)	2,806	2,370
Decrease (increase) in other long-term assets	506	(1,187)	243	(1,211)

Net cash provided by operating activities	26,850	5,358	29,104	15,483

Cash flows from investing activities:
Purchases of property and equipment	(1,549)	(755)	(3,956)	(3,498)
Proceeds from disposal of property and equipment	62	94	78	318
Purchase of business, net of cash acquired	(1,670)	(7,993)	(32,669)	(20,387)

Net cash (used in) investing activities	(3,157)	(8,654)	(36,547)	(23,567)

Cash flows from financing activities:
Proceeds from issuance of debt	-	12,000	496,754	339,000
Payment of loan acquisition costs	(46)	(182)	(8,589)	(17,949)
Repayments of debt	-	(3,513)	(294,463)	(215,683)
Net payments on revolving line of credit	(17,916)	-	(29,760)	-
Proceeds from issuance of redeemable preferred stock	-	-	-	141,840
Repayment of redeemable preferred stock	-	-	(156,186)	-
Issuance of common stock	-	-	-	10,229
Member distributions	-	-	-	(21,830)
Payment to shareholders associated with Atlas Business Combination	-	-	-	(226,318)
Payment of redeemable preferred stock dividends	-	(2,028)	(1,185)	(6,611)
Distribution to non-controlling interests	451	(554)	(787)	(717)
Payment of contingent earn-out	-	-	(1,706)	-

Net cash provided by (used in) financing activities	(17,511)	5,723	4,078	1,961

Net change in cash and equivalents	6,182	2,427	(3,365)	(6,123)

Cash and equivalents - beginning of period	4,515	11,635	14,062	20,185

Cash and equivalents - end of period	$10,697	$14,062	$10,697	$14,062

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED RECONCILIATION OF GROSS REVENUES TO NET REVENUES

Amounts in thousands

	For the quarter ended		For the year ended,
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Gross Revenue	$145,249	$125,714	$538,799	$468,217
Reimburseable Expenses	(31,163)	(24,261)	(104,286)	(86,811)
Revenue Net of Reimburseable Expenses	$114,086	$101,453	$434,513	$381,406

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

Amounts in thousands

	For the quarter ended		For the year ended,
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Unaudited)		(Unaudited)
Net Loss	$(7,605)	$(6,298)	$(29,705)	$(27,647)
Interest	10,767	6,324	54,817	24,673
Taxes	1,883	133	2,524	718
Depreciation and amortization	7,208	10,587	23,679	26,057
EBITDA	12,253	10,746	51,315	23,801
EBITDA for acquired business prior to Acquisition Date(1)	-	-	-	800
Other non-recurring expenses(2)	3,085	4,283	10,145	26,731
Non-cash change in fair value of contingent consideration	3,028		5,851
Non-cash equity compensations)	2,300	405	5,847	11,400
Adjusted EBITDA	$20,666	$15,434	$73,158	$62,732

(1)	Includes the EBITDA of LONG (which we acquired in February 2020) for the period January 1, 2020 through the date of the acquisition.
(2)	Includes costs associated with lease accruals related to moving to a hybrid workforce, employee separation charges, professional service-related fees such as legal, accounting, tax, valuation and other consulting as well as change in control payments relating to the Atlas Business Combination and other M&A activity. Additionally, it includes costs related to the COVID-19 pandemic and other non-recurring expenses.
(3)	Includes the amortization of the unvested portion of our 2017 and 2019 Management Incentive Plan grants that vested immediately upon the change in control provisions contained within the agreements, the amortization of unvested restricted share units, performance share units and stock options granted in 2020 and 2021 to key management personnel and our compensation to our Board of Directors.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS

Amounts in thousands

	For the quarter ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Unaudited)		(Unaudited)
Net loss	$(7,605)	$(6,883)	$(29,705)	$(27,647)
Amortization of intangible assets	4,300	8,800	15,200	20,100
Write-off of deferred financing costs	-	-	15,197	-
Other non-recurring expenses	3,085	4,283	10,145	26,731
Fair value adjustment for contingent consideration	3,028	-	5,851	-
Income tax expense	-	-	-	-
Impact of non-controlling interest and preferred dividends	(660)	(8,321)	(4,176)	(29,785)
Adjusted net income attributable to Class A common stockholders	$2,148	$(2,121)	$12,512	$(10,601)

	For the quarter ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Unaudited)		(Unaudited)
Net loss	$(0.23)	$(0.74)	$(1.07)	$(4.13)
Amortization of intangible assets	0.13	0.94	0.55	3.00
Write-off of deferred financing costs	-	-	0.55	-
Acquisition costs and other non-recurring charges	0.09	0.46	0.36	3.99
Fair value adjustment for contingent consideration	0.09	-	0.21	-
Income tax expense	-	-	-	-
Impact of non-controlling interest and preferred dividends	(0.02)	(0.89)	(0.15)	(4.45)
Adjusted EPS	$0.06	$(0.23)	$0.45	$(1.58)
Weighted averag of shares outstanding Class A common shares (basic and diluted):	33,631	9,317	27,800	6,696

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

Rodny Nacier, ICR Inc.

512-851-1507

ir@oneatlas.com